EXHIBIT 25(a)
                                                            -------------


      ________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549
                          _________________________

                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF
                 A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                 ___________________________________________

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
              A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                  ________________________________________

                          THE CHASE MANHATTAN BANK
             (Exact name of trustee as specified in its charter)

   NEW YORK                                                    13-4994650
   (State of incorporation                               (I.R.S. employer
   if not a national bank)                            identification No.)

   270 PARK AVENUE
   NEW YORK, NEW YORK                                               10017
   (Address of principal executive offices)                    (Zip Code)

                             William H. McDavid
                               General Counsel
                               270 Park Avenue
                          New York, New York 10017
                            Tel:  (212) 270-2611
          (Name, address and telephone number of agent for service)
                ____________________________________________

                          NORTHWESTERN CORPORATION
             (Exact name of obligor as specified in its charter)

   DELAWARE                                                    46-0172280
   (State or other jurisdiction of                       (I.R.S. employer
   incorporation or organization)                     identification No.)

   33 THIRD ST. SE
   HURON, SOUTH DAKOTA                                         57350-1605
   (Address of principal executive offices)                    (Zip Code)
                   _______________________________________

                               DEBT SECURITIES
                     (Title of the indenture securities)



                                   GENERAL

   Item 1.   General Information.

             Furnish the following information as to the trustee:

             (a) Name and address of each examining or supervising authority to which it is subject.

             New York State Banking Department, State House, Albany, New York 12110.

             Board of Governors of the Federal Reserve System,
             Washington, D.C., 20551

             Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

             Federal Deposit Insurance Corporation, Washington, D.C.,
             20429.


             (b) Whether it is authorized to exercise corporate trust powers.

                  Yes.


   Item 2.   Affiliations with the Obligor.

             If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.


   Item 16.  List of Exhibits

             List below all exhibits filed as a part of this Statement of Eligibility.

             1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

             2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).


                                      2



             3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

             4.  A copy of the existing By-Laws of the Trustee (see
   Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76439, which is incorporated by reference).

             5.  Not applicable.

             6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan
   Bank).

             7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

             8.  Not applicable.

             9.  Not applicable.


                                  SIGNATURE

             Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 8th day of July, 1999.

                                           THE CHASE MANHATTAN BANK

                                           By  /s/ Ronald J. Halleran
                                              --------------------------
                                               Ronald J. Halleran
                                               Assistant Vice President

















                                      3



                            Exhibit 7 to Form T-1


                              Bank Call Notice

                           RESERVE DISTRICT NO. 2
                     CONSOLIDATED REPORT OF CONDITION OF

                          The Chase Manhattan Bank
                of 270 Park Avenue, New York, New York 10017
                   and Foreign and Domestic Subsidiaries,
                   a member of the Federal Reserve System,

                 at the close of business March 31, 1999, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                        DOLLAR AMOUNTS
                                 ASSETS                                   IN MILLIONS
                                  -----                                 --------------
     Cash and balances due from depository institutions:
       Noninterest-bearing balances
         and currency and coin   . . . . . . . . . . . . . . . . . .          15,364

       Interest-bearing balances   . . . . . . . . . . . . . . . . .           3,811
     Securities: . . . . . . . . . . . . . . . . . . . . . . . . . .
     Held to maturity securities . . . . . . . . . . . . . . . . . .           1,084
     Available for sale securities . . . . . . . . . . . . . . . . .          49,894
     Federal funds sold and securities purchased under
       agreements to resell  . . . . . . . . . . . . . . . . . . . .          27,638
     Loans and lease financing receivables:
       Loans and leases, net of unearned income    . . . $131,839
       Less: Allowance for loan and lease losses   . . . .  2,642

       Less: Allocated transfer risk reserve   . . . . .        0
                                                     --------
       Loans and leases, net of unearned income,
         allowance, and reserve  . . . . . . . . . . . . . . . . . .         129,197
     Trading Assets  . . . . . . . . . . . . . . . . . . . . . . . .          45,483
     Premises and fixed assets (including capitalized                          3,124
       leases)   . . . . . . . . . . . . . . . . . . . . . . . . . .
     Other real estate owned . . . . . . . . . . . . . . . . . . . .             242

     Investments in unconsolidated subsidiaries and
       associated companies  . . . . . . . . . . . . . . . . . . . .             171
     Customers  liability to this bank on acceptances
       outstanding   . . . . . . . . . . . . . . . . . . . . . . . .             974
     Intangible assets   . . . . . . . . . . . . . . . . . . . . . .           2,017
     Other assets  . . . . . . . . . . . . . . . . . . . . . . . . .          12,477
                                                                            --------

     TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . .        $291,476
                                                                            ========



                                             4





                               LIABILITIES
     Deposits
       In domestic offices   . . . . . . . . . . . . . . . . . . . .        $102,273

       Noninterest-bearing   . . . . . . . . . . . . . $39,135
       Interest-bearing    . . . . . . . . . . . . . .  63,138
       In foreign offices, Edge and Agreement,
         subsidiaries and IBF's  . . . . . . . . . . . . . . . . . .          74,586
     Noninterest-bearing . . . . . . . . . . . . . . . $ 4,221
     Interest-bearing  . . . . . . . . . . . . . . . .  70,365

     Federal funds purchased and securities sold under
       agreements to repurchase  . . . . . . . . . . . . . . . . . .          41,039
     Demand notes issued to the U.S. Treasury  . . . . . . . . . . .           1,000

     Trading liabilities . . . . . . . . . . . . . . . . . . . . . .          32,929

     Other borrowed money (includes mortgage indebtedness
       and obligations under capitalized leases):
       With a remaining maturity of one year or less   . . . . . . .           4,353
       With a remaining maturity of more than one year                            14
         through three years   . . . . . . . . . . . . . . . . . . .
       With a remaining maturity of more than three years  . . . . .              92
     Bank's liability on acceptances executed and outstanding  . . .             974
     Subordinated notes and debentures . . . . . . . . . . . . . . .           5,427

     Other liabilities . . . . . . . . . . . . . . . . . . . . . . .           9,684

     TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . .         272,371
                                                                             -------

                             EQUITY CAPITAL
     Perpetual preferred stock and related surplus . . . . . . . . .               0
     Common stock  . . . . . . . . . . . . . . . . . . . . . . . . .           1,211
     Surplus  (exclude all surplus related to preferred stock) . . .          11,016
     Undivided profits and capital reserves  . . . . . . . . . . . .           7,040

     Net unrealized holding gains (losses)                                      (179)
       on available-for-sale securities  . . . . . . . . . . . . . .
     Accumulated net gains (losses) on cash flow hedges  . . . . . .               0
     Cumulative foreign currency translation adjustments . . . . . .              17
     TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . .          19,105
                                                                            --------

     TOTAL LIABILITIES AND EQUITY CAPITAL  . . . . . . . . . . . . .        $291,476
                                                                            ========



    I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.



                                      5




                                           JOSEPH L. SCLAFANI

   We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                 WALTER V. SHIPLEY        )
                                 THOMAS G. LABRECQUE      )  DIRECTORS
                                 WILLIAM B. HARRISON, JR. )















































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